POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Michael Angelo, Jeffrey L. Childress, Kathy Rhodes, Scott Lesmes, and Ryan J. Adams, and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to obtain from the U.S. Securities and Exchange Commission (the "**SEC**") a CIK and/or CCC, Password and PMAC codes with respect to filings to be made by the undersigned on the SEC's EDGAR system;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Dynex Capital, Inc. (the "**Company**"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**") and the rules and regulations thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of June 17TH, 2026.

Name: Douglas Neal

ACKNOWLEDGEMENT FOR POWER OF ATTORNEY

STATE OF North Carolina

CITY/COUNTY OF Mecklenburg

The foregoing instrument was acknowledged before me this 17 day of June, 2026, by Douglas Neal.

Notary Public

My commission expires: July 8 2030

Notary registration number: 202519100481

NEIL A. JOHNSON
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Jul 8, 2030

[Signature Page to Power of Attorney]